UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2006

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
Palo Verde Nuclear Generating Station
     As previously reported, Arizona Public Service Company (“APS”) has been operating Unit 1 of the Palo Verde Nuclear Generating Station (“Palo Verde”) at reduced power levels since December 25, 2005 due to vibration levels in one of the Unit’s shutdown cooling lines. A planned outage began March 18, 2006, during which inspections and tests were performed in preparation for a then expected five-week outage in the June timeframe (“June Outage”) during which necessary modifications would be made to the Unit to remedy the situation. See “Palo Verde Nuclear Generating Station” in Item 8.01 of the APS/Pinnacle West Capital Corporation (“Pinnacle West”) Current Report on Form 8-K filed on March 7, 2006.
     APS has determined that certain work can be advanced so as to provide greater assurance that the Unit will be operating during the peak summer months and somewhat accelerate the expected timeframe for returning the Unit to full power. As a result of tests performed during the last week, APS has determined that vibration limits could be exceeded under a limited number of operating scenarios. Consequently, rather than pursue operating modifications to bring the Unit back into service, it will undergo pre-work and additional engineering tests supplemental to the previously planned June Outage.
     APS previously estimated that the June Outage and Unit 1’s reduced power levels since January 1, 2006 would result in incremental replacement power costs of approximately $58 million after income taxes and that approximately $50 million of such amount would be deferred for future rate recovery under APS’ regulatory power supply adjustor (“PSA”). APS now estimates that after-tax incremental power costs and PSA deferrals will be approximately $46 million and $41 million, respectively, reflecting Unit 1’s potential earlier return to full power and exceptionally strong performance from APS’ other generation units.
Forward-Looking Statements
     This document contains forward-looking statements based on current expectations, and neither Pinnacle West nor APS assumes any obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements include statements regarding (i) the timing and duration of the planned Unit 1 outage; (ii) the incremental purchased power and operations and maintenance costs associated with Unit 1’s reduced power level and outage; and (iii) the amount of PSA deferrals resulting from Unit 1’s current situation. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to, (a) increased prices for purchased power; (b) unanticipated technical or operational issues associated with Unit 1’s current situation; (c) unanticipated increased costs associated with Unit 1’s current situation; and (d) the possibility that the Arizona Corporation Commission may not permit APS to fully recover the PSA deferrals resulting from Unit 1’s current situation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: March 27, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: March 27, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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